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                                                                     Exhibit 4.2
                          REGISTRATION RIGHTS AGREEMENT

         THIS AGREEMENT, dated as of the ___ day of           , 1999, between
the person whose name and address appears on the signature page (individually, a "Holder" or, collectively with the holders of the securities issued in the Offering, each as defined below, the "Holders"), and AXONYX INC., with its principal executive offices at 750 Lexington Avenue, Suite 1400, New York, New York 10022 (the "Company").

         WHEREAS, simultaneously with the execution and delivery of this Agreement, the Holder is purchasing from the Company (the "Offering") ________ units (the "Units"), each Unit consisting of 4,000 shares (the "Shares") of Common Stock, $0.001 par value (the "Common Stock") of the Company and 2,000 Warrants to purchase shares of Common Stock (the "Warrant Shares").

         WHEREAS, the Company desires to grant to the Holder the registration rights set forth herein with respect to the Warrant Shares issuable upon exercise of the Warrants;

         NOW, THEREFORE, the parties hereto mutually agree as follows:

         1. REGISTRABLE SECURITIES. As used herein the term "Registrable Security" means each of the Warrant Shares; provided, however, that with respect to any particular Registrable Security, such security shall cease to be a Registrable Security when, as of the date of determination, (i) it has been effectively registered under the Securities Act of 1933, as amended (the "Securities Act") and disposed of pursuant thereto, or (ii) registration under the Securities Act is no longer required for the immediate public distribution of such Registrable Security. In the event of any merger, reorganization, consolidation, recapitalization or other change in corporate structure affecting the Common Stock, such adjustment shall be made in the definition of "Registrable Security" as is appropriate in order to prevent any dilution or enlargement of the rights granted pursuant to this Section 1. For purposes hereof, Registrable Securities does not include the Shares.

         2. PIGGYBACK REGISTRATION. If, during the term of the Warrants, the Company proposes to prepare and file with the Securities and Exchange Commission (the "Commission") a registration statement covering equity or debt securities of the Company, or any such securities of the Company held by its shareholders or the security holders of the Company (in any such case, other than in connection with a merger, acquisition or pursuant to Form S-8 or successor form) (for purposes of this Section 2, collectively, a "Registration Statement"), it will give written notice of its intention to do so by registered mail ("Notice"), at least thirty (30) days prior to the filing of each such Registration Statement, to all Holders of the Registrable Securities. Upon the written request of such a Holder (a "Requesting Holder"), made within twenty
(20) days after receipt of the Notice, that the Company include any of the Requesting Holder's

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Registrable Securities in the proposed Registration Statement, the Company shall, as to each such Requesting Holder, use its best efforts to effect the registration under the Securities Act of the Registrable Securities which it has been so requested to register ("Piggyback Registration"), at the Company's sole cost and expense and at no cost or expense to the Requesting Holders except as provided in Section 4(b) hereof.

         3. DEFERRAL OR LIMITATION OF REGISTRATION, LOCK UP. Notwithstanding the provisions of Section 2 above, (i) the Company shall have the right at any time after it shall have given written notice pursuant to Section 2 (irrespective of whether any written request for inclusion of such securities shall have already been made) to elect not to file any such proposed Registration Statement, or to withdraw the same after the filing but prior to the effective date thereof; or
(ii) if an underwriter of an offering for which a Registration Statement is filed so requests in writing, the Registrable Securities shall not be offered or sold until the expiration of a date not to exceed 12 months from the effective date of the Registration Statement that gave rise to the Piggyback Registration ("Lock Up"); (iii) if such underwriter of an offering for which a Registration Statement is filed so requests in writing, the Company may exclude the Registrable Securities from such registration statement; or (iv) in the event of a Registration Statement filed by the Company with respect to an offering for its own account, which Registration Statement includes the resale of securities of selling stockholders who hold securities registrable pursuant to a registration rights agreement with the Company and who acquired such registrable securities in a private placement prior to the Holders, the Company may limit, defer or exclude the Registrable Securities from such registration statement.

         4. COVENANTS OF THE COMPANY WITH RESPECT TO REGISTRATION.

         The Company covenants and agrees as follows:

                  (a) In connection with any registration filed pursuant hereto, the Company shall use its best efforts to cause the Registration Statement to become effective as promptly as possible and, if any stop order shall be issued by the Commission in connection therewith, to use its reasonable efforts to obtain the removal of such order. Following the effective date of a Registration Statement, the Company shall, upon the request of the Holder, forthwith supply such reasonable number of copies of the Registration Statement, preliminary prospectus and prospectus meeting the requirements of the Securities Act, and other documents necessary or incidental to the public offering of the Registrable Securities, as shall be reasonably requested by the Holder to permit the Holder to make a public distribution of the Holder's Registrable Securities. The obligations of the Company hereunder with respect to the Holder's Registrable Securities are subject to the Holder's furnishing to the Company such appropriate information concerning the Holder, the Holder's Registrable Securities and the terms of the Holder's offering of such Registrable Securities as the Company may reasonably request in writing.


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                  (b) The Company shall pay all costs, fees and expenses in
connection with all Registration Statements filed pursuant to Section 2 hereof including, without limitation, the Company's legal and accounting fees, printing expenses, and blue sky fees and expenses; provided, however, that the Holder shall be solely responsible for the fees of any counsel retained by the Holder in connection with such registration and any transfer taxes or underwriting discounts, commissions or fees applicable to the Registrable Securities sold by the Holder pursuant thereto.

         (c) The Company will take all necessary action which may be required in qualifying or registering the Registrable Securities included in a Registration Statement for offering and sale under the securities or blue sky laws of such states as are reasonably requested by the Holders of such securities, provided that the Company shall not be obligated to execute or file any general consent to service of process or to qualify as a foreign corporation to do business under the laws of any such jurisdiction.

         (d) The Company will take all necessary action required to keep any Registration Statement filed pursuant to Section 2 hereof current during the term of the Warrants.

         5.       ADDITIONAL TERMS.

                  (a) The Company shall indemnify and hold harmless the Holder and each underwriter, within the meaning of the Securities Act, who may purchase from or sell for the Holder, any Registrable Securities, from and against any and all losses, claims, damages and liabilities caused by any untrue statement of a material fact contained in the Registration Statement, any other registration statement filed by the Company under the Securities Act with respect to the registration of the Registrable Securities, any post-effective amendment to such registration statements, or any prospectus included therein or caused by any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission based upon information furnished or required to be furnished in writing to the Company by the Holder expressly for use therein, which indemnification shall include each person, if any, who controls either the Holder within the meaning of the Securities Act and each officer, director, employee and agent of the Holder; provided, however, that the indemnification in this Section 5(a) with respect to any prospectus shall not inure to the benefit of the Holder (or to the benefit of any person controlling the Holder) on account of any such loss, claim, damage or liability arising from the sale of Registrable Securities by the Holder, if a copy of a subsequent prospectus correcting the untrue statement or omission in such earlier prospectus was provided to the Holder by the Company prior to the subject sale and the subsequent prospectus was not delivered or sent by the Holder to the purchaser prior to such sale and provided further, that the Company shall not be obligated to so indemnify the Holder or other person referred to above unless the Holder or other person, as the case may be, shall at the same time indemnify the Company, its directors, each officer signing the Registration Statement and


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each person, if any, who controls the Company within the meaning of the
Securities Act, from and against any and all losses, claims, damages and liabilities caused by any untrue statement of a material fact contained in the Registration Statement, or any prospectus required to be filed or furnished by reason of this Agreement or caused by any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission based upon information furnished in writing to the Company by the Holder or underwriter expressly for use therein.

                  (b) If for any reason the indemnification provided for in the preceding section is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and the indemnifying party, but also the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations.

                  (c) Neither the filing of a Registration Statement by the Company pursuant to this Agreement nor the making of any request for prospectuses by the Holder shall impose upon the Holder any obligation to sell the Holder's Registrable Securities.

                  (d) The Holder, upon receipt of notice from the Company that an event has occurred which requires a post-effective amendment to the Registration Statement or a supplement to the prospectus included therein, shall promptly discontinue the sale of Registrable Securities until the Holder receives a copy of a supplemented or amended prospectus from the Company, which the Company shall provide as soon as practicable after such notice.

                  (e) If the Company fails to keep the Registration Statement referred to above continuously effective during the requisite period, then the Company shall, promptly upon the request of the Holders of at least a majority of the unsold Registrable Securities, use its best efforts to update the Registration Statement or file a new registration statement covering the Registrable Securities remaining unsold, subject to the terms and provisions hereof.

                  (f) The Holder agrees to provide the Company with any information or undertakings reasonably requested by the Company in order for the Company to include any appropriate information concerning the Holder in the Registration Statement or in order to promote compliance by the Company or the Holders with the Securities Act.

         6. GOVERNING LAW. The Registrable Securities will be, if and when issued, delivered in New York. This Agreement shall be deemed to have been made and


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delivered in the State of New York and shall be governed as to validity, interpretation, construction, effect and in all other respects by the internal substantive laws of the State of New York, without giving effect to the choice of law rules thereof.

         7. AMENDMENT. This Agreement may only be amended by a written instrument executed by the Company and the Holder.

         8. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

         9. EXECUTION IN COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

         10. NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed duly given when delivered by hand or mailed by registered or certified mail, postage prepaid, return receipt requested, as follows: if to the Holder, to his, her or its address set forth on the signature page of the Subscription Agreement or in the Purchaser Questionnaire. If to the Company, to the address set forth on the first page of this Agreement.

         11. BINDING EFFECT BENEFITS. The Holder may assign his, her or its rights hereunder. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective heirs, legal representatives and successors. Nothing herein contained, express or implied, is intended to confer upon any person other than the parties hereto and their respective heirs, legal representatives and successors, any rights or remedies under or by reason of this Agreement.

         12. HEADINGS. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

         13. SEVERABILILY. Any provision of this Agreement which is held by a court of competent jurisdiction to be prohibited or unenforceable in any jurisdictions shall be, as to such jurisdictions, ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.


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         IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto as of the date first above written.

                               AXONYX INC.

                               By:
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                                    Marvin S. Hausman, M.D., President, CEO

                               HOLDER


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                               Signature



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                               Print or Type Name



Number of Units Subscribed For:
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